Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Incentive Compensation Plan of Kornit Digital Ltd. of our reports, dated March 25, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Kornit Digital Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 25, 2021	A Member of EY Global